                                                                                      Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, $0.00025 par value, of Bio-Imaging Technologies, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

January 9, 2009

HEALTHINVEST PARTNERS AB

By: /s/ ANDERS HALLBERG
Name: Anders Hallberg
Title: Managing Director and CEO

HEALTHINVEST GLOBAL LONG/SHORT FUND

By: /s/ ANDERS HALLBERG
Name: Anders Hallberg
Title: CEO of Managing Company

HEALTHINVEST VALUE FUND

By: /s/ ANDERS HALLBERG
Name: Anders Hallberg
Title: CEO of Managing Company